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                                                                       EXHIBIT 3

                              SHAREHOLDER AGREEMENT

                  This Shareholder Agreement (this "Agreement") dated as of February 7, 2001 is by and among Pitt-Des Moines, Inc., a Pennsylvania corporation ("PDM"), Chicago Bridge & Iron Company N.V., a company organized under the laws of the Netherlands ("CB&I"), and certain shareholders of CB&I.

                  WHEREAS, PDM, CB&I and CB&I Constructors, Inc., a Texas corporation ("CB&I Sub"), are simultaneously entering into that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which CB&I and CB&I Sub are purchasing certain assets of PDM, and PDM is receiving in partial consideration for such assets 2,848,172 CB&I Shares (as defined in the Purchase Agreement);

                  WHEREAS, it is a condition to the consummation of such transactions that PDM and CB&I enter into this Agreement and the Standby Funding Agreement (as hereinafter defined); and

                  WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the CB&I Shares for the benefit of PDM, and for the benefit of CB&I, its shareholders and other constituencies so as to serve the long-term interests of CB&I, its shareholders and other constituencies.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01 Certain Definitions.

                  "Affiliate" means any corporation, partnership or other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with any Holder or any Shareholder, as the case may be, and shall include any person acting on behalf of any Holder or any Shareholder or Affiliate of any of them, as the case may be. For purposes of the preceding sentence, "control" (including the terms "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause direction of management and policies of a person through ownership of securities, by contract, pursuant to a voting trust or otherwise. Notwithstanding the foregoing, a company will not be an Affiliate of PDM due solely to a minority stock or board position.



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                  "Articles of Association" means the articles of association of
CB&I, as amended from time to time.

                  "Associate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

                  A Person shall be deemed to "beneficially own," to have "beneficial ownership" of, or to be "beneficially owning" any Securities (which Securities shall also be deemed "beneficially owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act.

                  "Business Combination" means a merger, combination or consolidation (whether or not CB&I or a Subsidiary of CB&I is the surviving entity in such transaction), tender offer or share exchange (whether for all or part of the outstanding Securities of CB&I or any Subsidiary), business combination, sale of significant assets, dissolution, liquidation or similar transaction involving CB&I or any Subsidiary or division of CB&I.

                  "CB&I Call" has the meaning provided in Section 4.01.

                  "CB&I Shares" has the meaning provided in the Purchase Agreement.

                  "CB&I Stock" means the common stock of CB&I, par value NLG .01 per share.

                  "Call Notice" has the meaning provided in Section 4.01.

                  "Commission" means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

                  "Continuing Directors" means, as of any date of determination, any member of the Supervisory Board who (i) was a member of the Supervisory Board on the date of this Agreement or (ii) was nominated for election to the Supervisory Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or who was elected or appointed in the ordinary course by Continuing Directors or other directors so elected or appointed.

                  "deed" means the Deed for Share Transfer in the form of Exhibit A attached hereto appropriately completed by PDM.

                  "Demand Registration" has the meaning provided in Section 6.01(c).

                  "Excess Shares" means the 807,356 CB&I Shares issued to PDM pursuant to the Purchase Agreement that are designated as "Excess Shares" in the legend affixed to the stock certificate evidencing such Shares.




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                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Indemnified Party" has the meaning provided in Section
6.04(c).

                  "Indemnifying Party" has the meaning provided in Section 6.04(c).

                  "LC Shares" means the 1,166,181 CB&I Shares issued to PDM pursuant to the Purchase Agreement that are designated as "LC Shares" in the legend affixed to the stock certificate evidencing such Shares.

                  "Letter of Credit" means the original irrevocable standby letter of credit issued by Bank One, NA for the benefit of PDM which may be drawn upon by PDM in the circumstances set forth in Section 5.02(c).

                  "Material Breach" means (i) a breach of CB&I's obligations under Section 6.01(a) or (b) of this Agreement or (ii) a breach of CB&I's obligations under Section 3.3 or 8.2(b) of the Purchase Agreement or Section 1(a) or (b) of the Post-Closing Risk Allocation Agreement that would reasonably be expected, individually or in the aggregate with any other such breaches, to cause monetary damages to PDM in excess of $250,000 and that, in the case of either (i) or (ii), is not cured or remedied within ten (10) business days after CB&I and WEDGE (at its address set forth in the Standby Funding Agreement) receive written notice of such breach from PDM (unless PDM shall thereafter waive in writing such breach, in which case it will not be considered a "Material Breach" for purposes of this Agreement).

                  "Net Proceeds" means the gross proceeds received by PDM in connection with any sale or Transfer of CB&I Shares after deducting all reasonable and customary fees and expenses (including reasonable attorneys' fees and disbursements) paid by PDM in connection with such sale or Transfer.

                  "outstanding", when used in reference to equity or Voting Securities, means all such equity or Voting Securities issued and held by Persons other than CB&I.

                  "PDM Put Notice-Put Shares" has the meaning provided in
Section 5.01(a).

                  "PDM Put Notice-LC Shares" has the meaning provided in Section 5.02(a).

                  "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

                  "Purchase Agreement" has the meaning provided in the recitals to this Agreement.




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                  "Put Shares" means the 874,635 CB&I Shares issued to PDM
pursuant to the Purchase Agreement that are designated as "Put Shares" in the legend affixed to the stock certificate evidencing such Shares.

                  "Recapitalization" means any stock split, stock dividend, stock combination, a significant recapitalization, reorganization, or restructuring, or similar event involving CB&I or any Significant Subsidiary (as defined in Regulation S-X of the Commission) of CB&I.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and all applicable blue sky or other national, state or provincial securities laws), and the declaration or ordering of the effectiveness of such registration statement (and qualification or compliance with such laws).

                  "Registration Expenses" has the meaning provided in Section 6.02.

                  "Securities" means (i) any and all securities issued and outstanding by CB&I at any time, (ii) any shares of stock issued or issuable in respect of such securities and (iii) any right to acquire by contract or otherwise from CB&I or any Person, and whether or not then exercisable, any security described in (i) or (ii).

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Significant Transaction" means any transaction or activity that results in, or is intended to result in, or may reasonably be expected to result in, (i) the acquisition by any Person, alone or together with such Person's Affiliates and Associates, of 33-1/3% or more of the Voting Securities outstanding after such acquisition; (ii) any sale of all or substantially all of CB&I's assets; (iii) any Business Combination in which CB&I is not the surviving entity; (iv) any Business Combination or Recapitalization in which the shareholders of CB&I (other than the Holders) immediately prior to such Business Combination or Recapitalization own less than 33-1/3% of the Voting Securities outstanding after such event; and (v) any change in the Supervisory Board which would result in a majority of the members of the Supervisory Board not being Continuing Directors.

                  "Standby Funding Agreement" means that certain Standby Funding Agreement by and among PDM, CB&I, Farinvest, Ltd. and WEDGE (as guarantor) of even date herewith relating to the Put Shares.

                  "Stock Amount Value" has the meaning provided in Section 5.03.

                  "Supervisory Board" means the Board of Supervisory Directors of CB&I.




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                  "Third Party" means a Person other than CB&I, PDM, a CB&I
shareholder or their respective Affiliates.

                  "Transfer" means, with respect to all or any part of the Securities, to directly or indirectly (whether or not through an underwriter) offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, grant any option with respect to, hypothecate or otherwise dispose of such Securities, or enter into any agreement, arrangement or understanding with respect to the foregoing.

                  "Voting Securities" means Securities then outstanding which ordinarily have voting power for the election of managing directors or supervisory directors of CB&I, whether at all times or only so long as no senior class of Securities has such voting power by reason of any contingency.

                  "WEDGE" means WEDGE Group Incorporated, a Delaware corporation.

         Section 1.02 Other Defined Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Purchase Agreement.

                                   ARTICLE II
                        STANDSTILL AND VOTING PROVISIONS

         Section 2.01 Agreement of PDM. Unless specifically requested or permitted in writing in advance by the Supervisory Board, PDM agrees that, so long as this Agreement remains in effect, and except as contemplated elsewhere herein, neither it nor any of its Affiliates shall, directly or indirectly:

         (a) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, any Securities, except (i) in connection with the transactions specifically contemplated by the Purchase Agreement, (ii) as a result of a stock split, stock dividend or Recapitalization approved by the Supervisory Board, (iii) in connection with a Business Combination approved by the Supervisory Board, or
(iv) shares of CB&I Stock acquired for investment purposes by Affiliates of PDM so long as the total number of Voting Securities beneficially owned by all such Affiliates does not exceed .5% of the total number of shares of Voting Securities then outstanding;

         (b) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, directly or indirectly, a material portion of assets of CB&I or any of its Subsidiaries;

         (c) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to effect, directly or indirectly, alone or with any other Person, (i) any form of Business





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Combination or joint venture transaction involving CB&I or any Affiliate thereof, or (ii) any Recapitalization or similar transaction with respect to CB&I or any Affiliate thereof;

         (d) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to make, directly or indirectly, any merger, tender or exchange offer, consolidation, share exchange for any Securities, or disclose an intent, purpose, plan or proposal with respect to CB&I, any of its Affiliates or any Securities inconsistent with the provisions of this Agreement;

         (e) initiate, cause, encourage, "solicit," or become a "participant" in the "solicitation" of, "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) in opposition to the recommendation of the majority of the Supervisory Board or become a "participant" in an election contest with respect to the election of directors of CB&I or with respect to any Significant Transaction;

         (f) initiate, solicit (or participate in a solicitation) or propose the approval of one or more shareholder proposals with respect to CB&I or any of its Affiliates or induce or encourage or attempt to induce or encourage any other Person to initiate any such shareholder proposal;

         (g) form, join, or in any way participate in, or encourage the formation, of a partnership, limited partnership, syndicate or other "group" (as defined in Section 13(d)(3) of the Exchange Act) or "person" (as defined in
Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act) or enter into any contract, arrangement, understanding or relationship or otherwise act in concert with any other Person for the purpose of acquiring or voting Securities;

         (h) seek election to or seek to place a representative on the Supervisory Board of CB&I or any of its Affiliates or seek the removal of any member of the Supervisory Board of CB&I or any of its Affiliates;

         (i) act in concert with any other Person not an executive of CB&I to seek to affect the management or Supervisory Board of CB&I or any of its Affiliates or the business, operations or affairs of CB&I or any of its Affiliates;

         (j) request CB&I to, or seek to cause CB&I (or its directors) to, call any meeting of the shareholders of CB&I or any of its Affiliates;

         (k) grant or agree to grant any proxy or other voting power to any Person other than CB&I or the Persons designated by CB&I to vote at any meeting of the shareholders of CB&I, or deposit any Voting Securities in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

         (l) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement;




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         (m) make any public statements (or statements that must be publicly disclosed) inconsistent with the provisions of this Agreement;

         (n) (i) disclose any intention, enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or (ii) initiate, advise, assist, induce or attempt to induce, encourage or influence another Person to take any action with respect to any of the foregoing or take any other action inconsistent with the foregoing; or

         (o) request a waiver, modification or amendment by the Supervisory Board or CB&I of any of the foregoing restrictions.

         Nothing in this Section 2.01 is intended to disadvantage PDM from receiving securities, rights to acquire securities, or assets available to other shareholders on a pro rata basis in a Recapitalization or Business Combination, provided that PDM is in compliance with the relevant provisions and restrictions of this Agreement.

         Section 2.02 Business Combinations. PDM agrees that, so long as this Agreement remains in effect, with respect to any proposed Business Combination or Recapitalization involving CB&I or any Affiliate of CB&I and any third party, all Securities owned by PDM will only be voted, or tendered or exchanged (or withheld or withdrawn from tender or exchange), and PDM and its Affiliates and Associates will otherwise act, only in accordance with the recommendation of the Supervisory Board (and any special committee of the Supervisory Board constituted for the purpose of evaluating one or more such proposals).

         Section 2.03 Voting of Securities. PDM agrees that, during the term of this Agreement, with respect to any matter presented to shareholders of CB&I for vote or approval (whether at a meeting or by written consent), all Securities owned by PDM shall be present and voted (i) "for" the nominees recommended by the Supervisory Board, and (ii) "for" any proposal which is recommended by the Supervisory Board and "against" any proposal that is not recommended by the Supervisory Board; provided, however, that PDM may, in its sole discretion, vote the Securities held by it on any matter involving (i) the appointment of auditors; (ii) the adoption of any rights agreement or any other "poison pill" or similar shareholder rights plan which would preclude PDM from effecting any transaction otherwise permitted herein; (iii) the migration of CB&I from its current organization state to any other organization state (other than in connection with a Business Combination with a Third Party); (iv) the conversion of CB&I from its current corporate form to any other corporate form (other than in connection with a Business Combination with a Third Party); or (v) an amendment of the Articles of Association which would have a disproportionate material and adverse effect on PDM versus other CB&I shareholders not contemplated by this Agreement. The provisions of this Section 2.03 shall apply to both the casting of votes at general meetings of shareholders and any execution of shareholder action by written consent. PDM agrees to execute and deliver to the Secretary of CB&I not later than 20 days prior to the date of any general meeting of shareholders of CB&I a proxy (in such form as provided by and on behalf of the Supervisory Board) representing all




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Voting Securities beneficially owned by PDM voted in accordance with the provisions of this Section 2.03 and this Agreement.

         Section 2.04 Representations of PDM. Neither First Reserve Fund VIII, L.P. ("First Reserve"), WEDGE, nor any Affiliate of First Reserve or WEDGE known to PDM, is an Affiliate or Associate of PDM, and neither PDM, nor any of PDM's Affiliates or Associates, has any arrangement, contract, understanding or relationship with First Reserve, WEDGE, or any of their respective Affiliates known to PDM, with respect to voting power or investment power (which includes the meaning ascribed to such terms under Rule 13d-3(a) under the Exchange Act) with respect to any Voting Securities.

                                  ARTICLE III
                       TRANSFERS OF SECURITIES HELD BY PDM

         Section 3.01 Restrictions on Transfer. During the term of this Agreement, PDM agrees that it will not (i) Transfer any Securities held by it except as permitted by or in accordance with this Agreement, or (ii) convert registered shares of Securities held by it into bearer shares of Securities or acquire beneficial ownership of bearer shares of Securities, and the parties hereby agree that notwithstanding the provisions of the Articles of Association, PDM will not request and CB&I will not be bound to honor a request for such conversion. All Securities held by PDM will be held in registered form evidenced by certificates.

         Section 3.02 Permitted Transfers. (a) Prior to June 30, 2001, in the case of LC Shares and Put Shares, and prior to April 30, 2001, in the case of Excess Shares, any or all of the CB&I Shares held by PDM may be (and shall be) Transferred by PDM pursuant to any public or private securities transaction which has been (i) arranged or approved by CB&I and (ii) notified in writing by CB&I to PDM not less than five (5) business days prior to the proposed date of such transaction; provided, however, that PDM shall not be obligated to consummate any such Transfer of CB&I Shares unless (x) the Net Proceeds available to PDM from such Transfer (whether provided by the purchaser of such Shares, by CB&I or otherwise) shall be not less than $17.15 per Share and (y) the other terms and conditions of such proposed Transfer are reasonably acceptable to PDM; and provided further, that notwithstanding the foregoing, upon the occurrence of a Material Breach, PDM may Transfer any or all of the CB&I Shares then held by it pursuant to any lawful method of disposition.

(b) Subsequent to April 30, 2001, PDM may Transfer any or all of the Excess Shares then held by it pursuant to (i) a Demand Registration effected pursuant to Section 6.01(a) of this Agreement or (ii) any other lawful method of disposition. In regard to any such Transfer of Excess Shares that (x) occurs prior to the earlier of June 30, 2001 or a Material Breach and (y) is proposed to be consummated by PDM with a third party at a price more than 10% below the then current market price for shares of CB&I Stock, PDM shall provide written notice to CB&I at least one business day in advance of such proposed Transfer in order to allow CB&I to elect in its discretion to exercise its call right as to such Shares pursuant to Section 4.01.



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         (c) On or after June 30, 2001, PDM may Transfer any or all of the CB&I
Shares then held by it pursuant to (i) a Demand Registration effected pursuant to Section 6.01(b) of this Agreement or (ii) any other lawful method of disposition.

         (d) CB&I agrees that it will not arrange for the sale of any LC Shares pursuant to Section 3.02(a), or exercise the CB&I Call as to any LC Shares pursuant to Section 4.01, so long as PDM is (i) still holding Put Shares or Excess Shares and (ii) not in material breach of this Agreement.

         Section 3.03 Improper Transfer. Any attempt by PDM to Transfer any CB&I Shares held by it during the term of this Agreement not in accordance with this Agreement will be null and void and CB&I will not give, nor permit the transfer agent of CB&I to give, any effect to such attempted Transfer in its stock records.

         Section 3.04 Restrictive Legend.

         (a) A copy of this Agreement will be filed with the Secretary of CB&I and kept with the records of CB&I. All certificates evidencing CB&I Shares or other Securities hereafter issued to or acquired by PDM will bear the following legend noted conspicuously on such certificates:

         "THE ISSUANCE OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND CHICAGO BRIDGE & IRON COMPANY N.V. (THE "COMPANY") SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.

         THE SHARES EVIDENCED BY THIS CERTIFICATE (A) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF FEBRUARY 7, 2001 AMONG THE COMPANY, PITT-DES MOINES, INC. AND CERTAIN SHAREHOLDERS (THE "SHAREHOLDER AGREEMENT") AND
         (B) ARE DESIGNATED AS ["LC SHARES"] ["PUT SHARES"] ["EXCESS SHARES"] UNDER THE TERMS OF THE SHAREHOLDER AGREEMENT. NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON





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         MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH
         TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE ADMINISTRATIVE OFFICES OF THE COMPANY IN PLAINFIELD, ILLINOIS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE."

         (b) Until such time as the Securities held by PDM have been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 145 or Rule 144 under the Securities Act, the certificates representing such Securities (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

         (c) CB&I may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the CB&I Shares in order to implement the restrictions set forth in this Article III. (d) In the event that PDM or its Affiliates acquires any other or additional Securities, PDM will submit all certificates representing such Securities to CB&I so that the appropriate legend or legends required by this Section 3.04 may be placed thereon.

         Section 3.05 Rule 145/144 Reporting. If PDM shall propose, consistent with the provisions of this Article III, to sell CB&I Shares in compliance with Rule 145 (or Rule 144) of the Commission, CB&I will (a) forthwith furnish to PDM a written statement of compliance with the current filing requirements of the Commission set forth in Rule 145 (or Rule 144) and (b) make available to the public and PDM such information as will enable PDM to make sales pursuant to Rule 145 (or Rule 144).

                                   ARTICLE IV
                                CB&I CALL RIGHTS

         Section 4.01 CB&I Call. At any time and from time to time subsequent to the date of this Agreement on any date(s) on or prior to June 28, 2001, CB&I shall have the right to acquire any or all of the CB&I Shares (whether Excess Shares, Put Shares or LC Shares) then held by PDM which have not previously been Transferred by PDM in compliance with the terms of this Agreement, at a purchase price equal to $17.15 per Share (such right to acquire any or all of the CB&I Shares then held by PDM on one or more occasions is referred to herein as the "CB&I Call"). CB&I will notify PDM in writing of its election to exercise such CB&I Call (a "Call



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Notice"), which Call Notice will contain CB&I's notice of election to purchase any or all such CB&I Shares as designated by CB&I, the aggregate purchase price for such Shares payable by CB&I at $17.15 per Share, and the date estimated for consummation of such purchase and sale (not less than two (2) nor more than thirty (30) days after the date of the Call Notice, but in any event not later than June 28, 2001), subject to the provisions of Section 4.02. CB&I may assign its right to purchase the CB&I Shares subject to the CB&I Call to any Person, provided that, notwithstanding such assignment, CB&I shall remain primarily liable for the performance of its obligations under this Section 4.01.

         Section 4.02 Consummation of Purchase. Upon the consummation of a purchase and sale pursuant to Section 4.01, (a) CB&I or its assignee will deliver to PDM the aggregate purchase price of the Shares subject to the Call Notice in immediately available funds and (b) PDM will by deed Transfer to CB&I or its assignee such Shares free and clear of all Liens against payment, and will surrender to CB&I the legended certificates evidencing such Shares (and such Transfer will be entered in the U.S. part of the CB&I shareholders register).

                                   ARTICLE V
                         PDM PUT RIGHTS; EXCESS PROCEEDS

         Section 5.01 Put Shares. (a) During the twenty (20) business day period commencing on the date of the earlier to occur of (i) June 30, 2001 or (ii) a Material Breach, PDM shall have the right to require CB&I to acquire any or all of the Put Shares then held by PDM at a purchase price equal to $17.15 per Put Share. At any time during such twenty (20) business day period, PDM will notify CB&I of its election to exercise such right (the "PDM Put Notice-Put Shares"), which Notice will contain PDM's notice of election to sell the specified Put Shares subject to such put right, the aggregate purchase price payable by CB&I at $17.15 per Put Share, and the date for consummation of such purchase and sale (not less than three (3) business days nor more than thirty (30) days after the date of such PDM Put Notice-Put Shares).

         (b) Upon the date set forth in the PDM Put Notice-Put Shares for the consummation of the purchase and sale of Put Shares pursuant to Section 5.01(a),
(i) CB&I will either (x) deliver to PDM the aggregate purchase price in immediately available funds for the Put Shares subject to such Notice or (y) notify PDM prior to such date that it does not intend to make such payment (in which case CB&I shall deliver a Funding Notice to Farinvest, Ltd. in accordance with the Standby Funding Agreement), and (ii) if CB&I has made payment in accordance with clause (i)(x) immediately above, PDM will by deed Transfer to CB&I such Put Shares free and clear of all Liens against such payment, and will surrender to CB&I the legended certificates evidencing such Put Shares (and the Transfer will be entered by CB&I in the U.S. part of the CB&I shareholders register).

         (c) If CB&I shall not deliver when due some or all of the aggregate purchase price pursuant to Section 5.01(b) for such Put Shares (or shall have given prior written notice to PDM that it does not intend to make such payment when due), then PDM shall (i) be entitled to






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

recover such unpaid amount in accordance with the terms and conditions of the Standby Funding Agreement and (ii) be obligated to Transfer such Put Shares to CB&I when and in accordance with the terms and conditions of the Standby Funding Agreement.

         Section 5.02 LC Shares. (a) During the twenty (20) business day period commencing on the date of the earlier to occur of (i) June 30, 2001 or (ii) a Material Breach, PDM shall have the right to require CB&I to acquire any or all of the LC Shares then held by PDM at a purchase price equal to $17.15 per LC Share. At any time during such twenty (20) business day period, PDM will notify CB&I of its election to exercise such right (the "PDM Put Notice-LC Shares"), which Notice will contain PDM's notice of election to sell the specified LC Shares subject to such put right, the aggregate purchase price payable by CB&I at $17.15 per LC Share, and the date for consummation of such purchase and sale (not less than two (2) nor more than thirty (30) days after the date of such PDM Put Notice-LC Shares).

         (b) Upon the date set forth in the PDM Put Notice-LC Shares for the consummation of the purchase and sale of LC Shares pursuant to Section 5.02(a),
(i) CB&I will either (x) deliver to PDM the aggregate purchase price in immediately available funds for the LC Shares subject to such Notice or (y) notify PDM prior to such date that it does not intend to make such payment, and
(ii) if CB&I has made payment in accordance with clause (i)(x) immediately above, PDM will by deed Transfer to CB&I such LC Shares free and clear of all Liens against such payment, and will surrender to CB&I the legended certificates evidencing such LC Shares (and the Transfer will be entered by CB&I in the U.S. part of the CB&I shareholders register).

         (c) If CB&I shall not deliver when due some or all of the aggregate purchase price pursuant to Section 5.02(b) for such LC Shares (or shall have given prior written notice to PDM that it does not intend to make such payment when due), then PDM shall (i) be entitled to recover such unpaid amount by drawing upon the Letter of Credit in an amount (not exceeding $20,000,000) equal to such unpaid amount and (ii) be obligated to Transfer such LC Shares to CB&I simultaneously upon the honor of such draw upon the Letter of Credit.

         Section 5.03 Excess Proceeds. If and to the extent at any time PDM shall have realized Net Proceeds from the disposition of the CB&I Shares of at least the Stock Amount Value (as defined below), PDM shall promptly thereafter (but in any event no later than three (3) business days thereafter) (i) remit in immediately available funds to CB&I any Net Proceeds received by PDM in excess of the Stock Amount Value and (ii) by deed Transfer to CB&I for no consideration ("om niet") any CB&I Shares then held, free and clear of all Liens, and surrender to CB&I the legended certificates evidencing such Shares (and the Transfer will be entered by CB&I in the U.S. part of the CB&I shareholders register). As used in this Section 5.03, the term "Stock Amount Value" means the sum of $44,000,000 less the amount of any adjustment determined pursuant to
Section 3.2(a)(2) of the Purchase Agreement.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

         Section 6.01 Demand Registrations. (a) Subject to the terms of this Agreement, at any time after April 30, 2001, PDM may request registration under the Securities Act of any or all of the Excess Shares then held by it on Form S-1 or S-3 or any similar registration, and CB&I shall file such registration statement with the Commission on or before the later of (i) May 15, 2001 and
(ii) the completion of PDM's review of such registration statement pursuant to
Section 6.03(a).

         (b) Subject to the terms of this Agreement, at any time on or after June 30, 2001, PDM may request registration under the Securities Act of any or all of the CB&I Shares then held by it on Form S-1 or S-3 or any similar registration, and CB&I shall file such registration statement with the Commission on or before the later of (i) July 15, 2001 and (ii) the completion of PDM's review of such registration statement pursuant to Section 6.03(a).

         (c) The registrations requested by PDM pursuant to this Section 6.01 are referred to herein as "Demand Registrations". If either Demand Registration requested by PDM contemplates an underwritten public offering of CB&I Shares, CB&I in its sole discretion shall select a nationally recognized investment banking firm to be lead manager of such offering.

         Section 6.02 Expenses of Registration. All expenses relating to the Demand Registrations effected by CB&I pursuant to Section 6.01, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for CB&I, reasonable fees and disbursements of counsel for PDM, and all independent certified public accountants, underwriters (excluding discounts and commissions that do not reduce the Net Proceeds available to PDM to less than $17.15 per CB&I Share) and other Persons retained by CB&I (all such expenses being herein called "Registration Expenses"), will be borne by CB&I. In addition, CB&I will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by CB&I, and the expenses and fees for listing the CB&I Shares. Section

         6.03 Registration Procedures. Whenever PDM has requested a Demand Registration pursuant to this Agreement, CB&I will use its reasonable best efforts to effect the registration and sale of the applicable CB&I Shares in accordance with the intended method of disposition thereof and, pursuant thereto, CB&I will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to the applicable CB&I Shares and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, CB&I will furnish copies of all such documents proposed to be filed to PDM and its counsel for an opportunity to review and comment upon the same);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective until the earlier of such time as all of the applicable CB&I Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of 135 days after such registration statement becomes effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by PDM set forth in such registration statement;

         (c) furnish to PDM such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as PDM may reasonably request in order to facilitate the disposition of the applicable CB&I Shares;

         (d) use its reasonable best efforts to register or qualify the applicable CB&I Shares under such other securities or blue sky laws of such jurisdictions as PDM reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable PDM to consummate the disposition in such jurisdictions of the applicable CB&I Shares (provided that CB&I will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction);

         (e) notify PDM, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of PDM, CB&I will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the applicable CB&I Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause the applicable CB&I Shares to be listed on a national securities exchange in the United States;

         (g) provide a transfer agent and registrar for the applicable CB&I Shares not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as PDM or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the applicable CB&I Shares;

         (i) make available for inspection by PDM, by any underwriter participating in any disposition pursuant to such registration statement, and by any attorney, accountant or other agent retained by PDM or any underwriter, all financial and other records, pertinent corporate documents and properties of CB&I, and cause CB&I's officers, directors, employees and independent accountants to supply all information reasonably requested by PDM, any underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by CB&I and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by PDM except to the extent disclosure of such records, information or documents is required by written order of a court or other governmental authority having jurisdiction;

         (j) advise PDM, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (k) furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters, covering such matters as such counsel and underwriters may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of CB&I addressed to the underwriters, covering such matters as such accountants and underwriters may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of CB&I included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.

Section 6.04 Indemnification; Contribution.

         (a) By CB&I. To the extent permitted by law, (i) CB&I will indemnify PDM, each of its officers and directors, and each person controlling PDM within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as the same are caused by or contained in any information furnished in writing to CB&I by PDM expressly for use therein or by PDM's failure to deliver a copy of the prospectus or any amendments or supplements thereto after CB&I has furnished PDM with a sufficient number of copies of the same), or any violation by CB&I of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to CB&I in connection with any such registration, qualification or compliance, and (ii) CB&I will reimburse PDM, each of its officers, directors, and each person controlling PDM, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided, in the case of (i) and (ii), any indemnification by CB&I shall be proportionate to reflect the relative fault of CB&I on the one hand, and PDM on the other, with respect to the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities or action in respect thereof, as well as any other equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CB&I or PDM, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to stock ownership in CB&I.

         (b) By PDM. To the extent permitted by law, PDM (i) will indemnify CB&I, each of its officers and directors, and each underwriter, if any, of Securities covered by such a registration statement, each person who controls CB&I or such underwriter within the meaning of Section 15 of the Securities Act, and each other selling holder of Securities, each of its officers and directors, and each person controlling such selling holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) will reimburse CB&I, such selling holders, such officers, directors, partners, legal counsel, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability or action, but, in the case of (i) and (ii), only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CB&I for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus. Notwithstanding the foregoing, the liability of PDM under this subsection (b) shall be limited in an amount equal to the net proceeds of the applicable CB&I Shares sold by PDM, unless such liability arises out of or is based on willful misconduct by PDM.


         (c) Procedure for Indemnification. Each party indemnified under subsection (a) or (b) of this Section 6.04 (the "Indemnified Party") shall, promptly after receipt of actual notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof, provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in subsection (a) or (b) of this Section 6.04, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 6.04 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm for all such Indemnified Parties, unless conflicting interests of the Indemnified Parties make the retention of one firm on behalf of all of them unreasonable. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) Contribution. If the indemnification provided for in this Section
6.04 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand, or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in CB&I. In no event, however, shall PDM be required to contribute in excess of the amount of the net proceeds received by PDM in connection with the sale of the applicable CB&I Shares in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this subsection (d) shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, settling or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Conflicts and Controlling Language. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         Section 6.05 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its Securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The foregoing notwithstanding, with respect to any of the documents and/or agreements referred to in this Section 6.05, (i) PDM shall not be required to make any representations and warranties with respect to or on behalf of CB&I or any other shareholder of CB&I and (ii) the liability of PDM shall be limited as provided in Section 6.04(b).

         Section 6.06 Information by PDM. PDM shall promptly furnish to CB&I such information regarding PDM and its Affiliates as shall be necessary to enable CB&I to comply with the provisions hereof in connection with any registration referred to in this Agreement.

                                  ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01 No Assignment; Third Party Beneficiaries. (a) This Agreement and the rights of the parties hereunder may not be assigned without the consent of the other parties hereto (but shall not require the consent of any third party beneficiaries other than Messrs. Glenn and Wiggins referred to in Section 7.01(b)), and shall be binding on and inure to the benefit of the parties hereto and their successors; provided, however, that the rights and obligations of PDM under this Agreement may be assigned or transferred by PDM to an assignee at any time after August 31, 2001, provided that all of the following conditions are satisfied: (i) PDM and its Affiliates at such time are the beneficial owners of less than 5% of the Voting Securities then outstanding (provided that in calculating such 5% there shall be excluded any Put Shares or LC Shares to the extent that PDM has put such Shares pursuant to Sections 5.01 or 5.02 and CB&I, the issuing bank under the Letter of Credit or Farinvest, Ltd. or WEDGE pursuant to Section 1.01 of the Standby Funding Agreement have failed to pay the purchase price for such Shares); (ii) such assignment is effected in accordance with applicable securities laws and the provisions of this Agreement;
(iii) such assignee agrees in writing to become subject to the terms of this Agreement; and (iv) CB&I is given written notice by PDM of such assignment, stating the name and address of the assignee and identifying the CB&I Shares with respect to which such rights are being assigned.

         (b) This Agreement is expressly intended to confer upon the present and future shareholders of CB&I (including Gerald M. Glenn and Timothy J. Wiggins as signatories hereto), as third party beneficiaries, the benefits of all covenants and agreements made by PDM herein with privity to enforce such provisions with all rights and remedies under applicable law, including the right of specific performance and injunctive relief set forth in Section 7.08. Each CB&I shareholder not signatory to this Agreement shall be deemed to have been notified of such intended third party benefit by disclosure thereof in any public filing by CB&I concerning this Agreement and, to the extent acknowledgment of such benefits is required by the law of any jurisdiction, to have acknowledged and accepted such benefits as a third party beneficiary unless written notice to the contrary shall have been transmitted to the Secretary of CB&I.

         Section 7.02 Term; Effectiveness. The term of this Agreement will begin (and this Agreement will become effective) upon the date hereof and will continue until the date on which PDM shall no longer beneficially own any CB&I Shares; provided, however, that the provisions of Article II shall terminate upon the earlier to occur of (i) a Material Breach, (ii) a default by Farinvest, Ltd. and WEDGE under Section 1.01 of the Standby Funding Agreement, (iii) a default by the issuing bank under the Letter of Credit, or (iv) at any time after August 31, 2001 when PDM and its Affiliates own less than 5% of the Voting Securities then outstanding. The provisions of Sections 6.02 and 6.04 hereof shall survive the termination of this Agreement.

         Section 7.03 Entire Agreement; Amendment; Waivers. This Agreement, the Purchase Agreement, the Standby Funding Agreement and the Letter of Credit constitute the entire agreement and understanding between PDM and CB&I, and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the parties hereto (but shall not require the consent of any CB&I shareholders or third party beneficiaries other than Messrs. Glenn and Wiggins referred to in Section 7.01(b)). The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof. Section
7.04 Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by facsimile, telex or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (1) if to CB&I, Mr. Glenn or Mr. Wiggins, addressed to such Person at:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn:  Secretary
                           Fax:  (815) 439-6297

                           with a copy to:

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, Illinois 60601
                           Attn:  James M. Reum, Esq.
                           Fax:  (312) 558-5700

; and

                  (2)      if to PDM, addressed to it at:

                           Pitt-Des Moines, Inc.
                           Town Center One
                           1450 Lake Robbins Drive
                           Suite 400
                           The Woodlands, Texas 77380
                           Facsimile No.:  (281) 765-4601
                           Attn:  Richard A. Byers, Vice President-Finance

                  With copy to:

                           Buchanan Ingersoll Professional Corporation
                           One Oxford Centre, 20th Floor
                           301 Grant Street
                           Pittsburgh, Pennsylvania 15219
                           Facsimile No.:  (412) 562-1041
                           Attn:  Ronald Basso, Esq.

         Section 7.05 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN CHICAGO, ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES THAT ANY CLAIM IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT (OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH ILLINOIS STATE OR FEDERAL COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH ILLINOIS STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.04.

         Section 7.06 WAIVER OF CERTAIN CLAIMS. NEITHER PDM NOR CB&I SHALL BE ENTITLED TO RECOVER FROM EACH OTHER ANY LOSSES, COSTS, EXPENSES OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES, SUFFERED BY SUCH PARTY. PDM AND CB&I HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO ASSERT ANY CLAIM FOR

INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. THE WAIVER PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY PERSON WHICH SEEKS THE BENEFIT OF SUCH PROVISION. PDM AND CB&I ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

         Section 7.07 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         Section 7.08 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by a party of any covenants or agreements contained in this Agreement will cause other parties to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party (including any present or future shareholder of CB&I) shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         Section 7.09 Conflict with Articles. It is expressly agreed that whether or not the Articles of Association fully incorporate the provisions hereof, or any of them, the parties' rights and obligations shall be governed by this Agreement which shall prevail, to the extent lawful, in the event of any ambiguity or inconsistency between this Agreement and the Articles of Association.

         Section 7.10 Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 7.12 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.



                                PITT-DES MOINES, INC.

                                By:      /s/ R. A. Byers
                                   --------------------------------
                                Title:   Vice President - Finance


                                CHICAGO BRIDGE & IRON COMPANY N.V.
                                BY: CHICAGO BRIDGE & IRON COMPANY
                                    B.V., ITS MANAGING DIRECTOR

                                By:      /s/ T. J. Wiggins
                                   --------------------------------
                                Title:   Managing Director


                                GERALD M. GLENN

                                /s/ Gerald M. Glenn
                                -----------------------------------
                                CB&I Shareholder


                                TIMOTHY J. WIGGINS

                                /s/ T. J. Wiggins
                                -----------------------------------
                                CB&I Shareholder

                                   EXHIBIT A

                             Deed for Share Transfer

(1)  ______________________, with offices at ___________________
("Transferor");

(2)  ______________________, with offices at ___________________
("Transferee");

TRANSFER

                  In order to fulfill its obligation under Section [__] of a certain Shareholder Agreement entered into by and among Pitt-Des Moines, Inc., Chicago Bridge and Iron Company N.V. and certain shareholders of CB&I dated February 6, 2001, Transferor hereby transfers [ ] registered shares with a nominal value of NLG .01 per share in the capital of Chicago Bridge & Iron Company N.V. to Transferee.


Signed in _____ on _______________, 2001.


Transferor
By: